EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement of the Form S-8, File No, 333-122353 of our report dated March 4, 2005 on our audit of the consolidated financial statements of Dwango North America Corp. and subsidiaries as of December 31, 2004 and for the years ended December 31, 2004 and 2003, respectively, included in this Annual Report on Form 10K. We also consent to the reference to our firm under the caption "Experts" in this Registration Statement and Prospectus.

Eisner LLP

New York, New York
March 30, 2005